DB1/ 92631805.14 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 UNILEVER NORTH AMERICA OMNIBUS EQUITY COMPENSATION PLAN PROSPECTUS November 2025 DB1/ 92631805.14 2 UNILEVER NORTH AMERICA OMNIBUS EQUITY COMPENSATION PLAN PROSPECTUS Introduction The following summary of the Unilever North America Omnibus Equity Compensation Plan (referred to as the “Plan”) is intended to outline for you, and help you better understand, the provisions of the Plan. You may request a copy of the Plan by contacting the General Counsel, Unilever United States, Inc., 800 Sylvan Avenue, Englewood Cliffs, NJ 07632, telephone 201-567-8000. What Is the Plan? The Plan has been established to allow Unilever PLC (“Unilever” or the “Parent Corporation”) and its subsidiaries to implement in North America the Unilever global share schemes that are approved from time to time by the Board of Directors (the “Unilever Board”) and shareholders of the Parent Corporation. The Plan shall be used to implement (i) the Unilever Share Plan 2017 (the “Unilever Share Plan”) in North America as a subplan of the Unilever Share Plan and (ii) the Unilever SHARES Plan (“SHARES Plan”). All terms of the Plan are subject to the terms of the Unilever Share Plan and the SHARES Plan. The Plan is maintained for the benefit of eligible employees of UNUS, Unilever Canada Inc., Unilever de Puerto Rico, Inc. and other designated entities. The purpose of the Plan is to aid in attracting and developing employees capable of assuring the future success of Unilever, Unilever United States, Inc. (“UNUS”), Unilever Canada Inc., Unilever de Puerto Rico, Inc., and their affiliates (collectively referred to as the “Unilever Group”). The Plan provides designated employees with the opportunity to receive grants of performance shares, phantom shares, stock awards, stock options, and other awards payable in, based upon or otherwise related to shares of the Parent Corporation, which is the corporate parent of UNUS, Unilever Canada Inc. and Unilever de Puerto Rico, Inc. The Plan also provides for the deferral of compensation, pursuant to the Unilever United States Deferred Compensation Plan. The Plan became effective November 14, 2002, and is the successor to the Unilever North America 1992 Stock Option Plan, the Unilever North America 2001 Omnibus Stock Plan, the Unilever North America Performance Share Plan and the Amended and Restated Unilever North America Share Bonus Plan (these plans are collectively referred to as the “Prior Plans”). The Prior Plans were merged into the Plan as of the effective date of the Plan, and no additional grants will be made under the Prior Plans. Outstanding grants under the Prior Plans as of the effective date will continue in effect according to their terms. The Plan was amended and restated effective as of November 1, 2012, February 1, 2017, November 29, 2020, February 2, 2021, November 29, 2022, and November 25, 2024, and the share reserve provisions were amended as of March 14, 2024. DB1/ 92631805.14 3 Who Administers the Plan? The Plan is administered by a committee appointed by the North America Compensation Committee (the “Committee”) or another committee appointed by the Board of Directors of Unilever United States, Inc. (“UNUS Board”). The Committee will take actions based on similar actions of the Unilever Board or the Compensation Committee of the Unilever Board under the Unilever Share Plan and the SHARES Plan, where appropriate. The Committee members serve until resignation or until a successor is appointed by the UNUS Board. The Committee has the authority to (i) determine the employees to whom grants will be made under the Plan, (ii) determine the type, size and terms of the grants to each such individual, (iii) determine the time when grants will be made and the duration of any applicable restrictions and conditions, including performance conditions, where appropriate, (iv) require confidentiality, non-solicitation, non-competition and other covenants as a condition of grants, where appropriate, (v) amend the terms of any previously issued grants, (vi) establish guidelines pursuant to which grants shall be made, (vii) determine whether performance conditions have been met and make any appropriate adjustments with respect to performance conditions and the amounts payable upon satisfaction of performance conditions, and (viii) deal with any other matters arising under the Plan and administer and interpret the Plan. The Committee’s interpretations of the Plan and all determinations relating to the Plan are conclusive and binding. All grants are conditioned on the employee’s acknowledgement that all decisions and determinations of the Committee are final and binding on all persons. The Committee can be contacted by writing to the General Counsel, Unilever United States, Inc., 800 Sylvan Avenue, Englewood Cliffs, NJ 07632, or by telephone 201-567-8000. How Many Shares Can Be Delivered Under the Plan? The total number of shares that may be delivered pursuant to the exercise or settlement of grants under the Plan may not exceed 117,900,000 American Shares, evidenced by American Depositary Receipts issued in New York (each representing one Ordinary Share) of Unilever (“Unilever ADSs”) and 3,000,000 Ordinary Shares of Unilever (“Unilever Ordinary Shares”) (collectively referred to as the “Shares”), and a further 10,000,000 Unilever Ordinary Shares (which may be represented by Unilever ADSs) with respect to grants made on or after March 14, 2024, subject to adjustment has described below. If any grants expire or terminate unexercised, forfeited or unearned, the Shares subject to such grants may be available for grant under the Plan. These limits and outstanding grants shall be appropriately adjusted by the Committee to take into account (i) any share dividend, spinoff, recapitalization, share split, share consolidation, or combination or exchange of shares,, (ii) a merger, reorganization or consolidation, by reason of a reclassification or change in par value, or (iii) any other extraordinary or unusual event affecting the outstanding Shares as a class without Unilever’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as result of a spinoff or Unilever’s payment of any extraordinary dividend or distribution,. Shares to be issued or transferred under the Plan may be authorized but unissued shares, treasury shares or other reacquired shares, including shares that are purchased on the open market and DB1/ 92631805.14 4 then transferred to participants to satisfy grants under the Plan. Shares surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes with respect to any grant, shall be available for re-issuance under the Plan. To the extent that grants are designated in the grant terms to be paid in cash, and not in Shares, the grants shall not count against the share limits under the Plan. Who Is Eligible to Receive Grants Under the Plan? Except as otherwise determined by the Committee, all employees of the Unilever Group, including employees who are officers or directors of Unilever or any Unilever subsidiary, shall be eligible to receive Grants under the Plan. What Types of Grants Are Available Under the Plan? The following types of grants are available under the Plan: • Performance shares • Phantom shares • Stock awards • Stock options • Other stock-based awards How Will I Know What the Terms of My Grants Are? Each grant under the Plan will be accompanied by an award communication. The award communication will describe the type of grant that you have been awarded and the terms and restrictions applicable to the grant. You should read all award communications along with the Plan. How Do I Accept a Grant Award? You may accept a grant in any manner specified by the Committee, and you may be deemed to have accepted a grant if you have not renounced that grant within any period of time specified by the Committee. What Are Performance Shares and Phantom Shares? An award of performance shares or phantom shares represents the right of the participant to receive an amount based on the fair market value of a Share, the appreciation in fair market value of a Share or such other measurement base as the Committee deems appropriate. The Committee will determine the terms and conditions of each performance share award or phantom share award, including any applicable performance conditions, the type and number of Shares to which the award will relate, whether the award will be payable in cash, in Shares or a combination of the two and any other requirements that the Committee deems appropriate. The terms and conditions applicable to performance shares or phantom shares are described in more detail in the summary of terms for performance shares or phantom shares, which will be provided to you

DB1/ 92631805.14 5 if you receive performance shares or phantom shares. What Are Stock Awards? A stock award is a grant of Shares that is subject to restrictions or no restrictions, as set forth in the award communication. The Committee will determine whether stock awards will be granted, the number of Shares that will be awarded, any restrictions applicable to the stock awards, and when and how the restrictions will lapse. The Committee will determine whether you will have the right to vote the Shares covered by stock awards and the extent to which you may receive dividends or other distributions paid on such Shares. The terms and conditions applicable to stock awards granted under the Plan are described in more detail in the summary of terms for stock awards, which will be provided to you if you receive stock awards. What Are Stock Options? Stock options are options that give you the right to purchase Shares at a specified exercise price during a specified period of time. The terms and conditions applicable to options granted under the Plan are described in more detail in the summary of terms for stock options, which will be provided to you if you receive stock options. All options are nonqualified stock options for United States tax purposes. What Other Awards Are Available Under the Plan? The Committee may grant other awards payable in Shares or cash, or based upon or otherwise related to Shares, including stock appreciation rights. The Committee will determine the terms and conditions of such awards. When the Committee grants performance shares, phantom shares or other awards (other than stock appreciation rights), the Committee may grant dividend equivalents in connection with such grants under such terms and conditions as the Committee deems appropriate. A dividend equivalent is an amount determined by multiplying the number of Shares subject to a grant by the per-Share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by Unilever on its Shares. Dividend equivalents may be payable in cash or Shares or in a combination of the two, as determined by the Committee. Can I Defer Payment Under the Plan? The Committee may permit or require you to defer receipt of any cash or Shares that would otherwise be due to you in connection with any grant. The Committee will establish the appropriate rules and procedures for any deferral. Are Grants Under the Plan Transferable? Grants are not transferable by you except upon death or, with respect to grants other than incentive stock options, as permitted by the Committee. Except as the Committee may otherwise determine, grants may only be exercised by you during your lifetime. Grants under the Plan may not be pledged or otherwise encumbered. DB1/ 92631805.14 6 Are Grants Under the Plan Subject to Forfeiture or Recoupment? All grants under the Plan will be subject to forfeiture or recoupment in accordance with the terms of any applicable clawback or recoupment policy adopted by the Unilever Board from time to time and any applicable malus, clawback or recoupment terms of an applicable Unilever global equity plan, including without limitation, if applicable, Rule 9 of the Unilever Share Plan and Rule 7.6 of the SHARES Plan, as in effect from time to time, and all grants will be subject to the Unilever Share Dealing Standard and other applicable Unilever policies. What Happens to My Grants Upon a Takeover or Other Corporate Event? The Committee may establish such terms for grants, and may take such actions as the Committee deems appropriate, in the event of a takeover or other corporate event, consistent with the Unilever Share Plan and the SHARES Plan, as applicable. What Adjustments may be made in the event of a Separation or Listing Applicable to the Ice Cream Business? In the event (a) all or part of the Ice Cream Business (as defined in the Ice Cream Sub-Plan, attached as Exhibit A to the Plan) is divested or separated from Unilever (“Separation”) or (b) the whole of any class of issued share capital of Ice Cream Parentco (as defined in the Ice Cream Sub-Plan) is admitted to trading on a regulated market, multilateral trading facility, or other recognized investment exchange or recognized investment exchange (“Listing”), the Committee may, before the Separation or Listing takes effect (conditional on the occurrence of the Separation or Listing), adjust the outstanding Ice Cream Awards (as defined in the Ice Cream Sub-Plan) held by participants, so that the Ice Cream Awards will either be: (i) settled by paying at vesting of the Ice Cream Award per Share a fixed cash amount equal to the market value of a Share on the date of the Separation or Listing (as applicable) or on such other date determined by the Board; or (ii) with the consent of Ice Cream Parentco, automatically exchanged for a right to acquire shares in Ice Cream Parentco, or another body corporate determined and agreed between the Board and Ice Cream Parentco, as described in the Ice Cream Sub-Plan. Can the Plan Be Amended or Terminated? The Plan may be amended or terminated by the Committee at any time. No amendment to or termination of the Plan will materially impair your outstanding grants under the Plan without your consent. What Restrictions on Resale Apply? Your award communication- may contain restrictions on your ability to sell Shares acquired under the Plan. In addition, there may be certain times during the year during which you may be prohibited from selling Shares acquired under the Plan because of insider trading policies, certain prescribed blackout periods affecting the Shares, or other limitations imposed by applicable securities laws. If you are an affiliate of Unilever, you will be subject to limitations on your ability to re-offer or resell Shares issued under the Plan. An affiliate is defined under the Securities Act of 1933 (the DB1/ 92631805.14 7 “Securities Act”) to be a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Unilever. Generally, affiliates may not offer or sell Shares unless the offers and sales are made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption. Affiliates may sell Shares without registration under the Securities Act pursuant to Rule 144, provided that the applicable terms and conditions of Rule 144 are met. Before acquiring or disposing of any Shares, you should consult with counsel as to your status as an affiliate and as to any other restrictions on your ability to sell Shares. What Are the United States Federal Income Tax Implications of Grants Under the Plan? The current U.S. Federal income tax treatment of grants under the Plan is briefly described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the Plan. Tax laws are subject to change. You are urged to consult with your personal tax advisor concerning the application of the general principles discussed below to your own situation and the application of other tax laws. The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Internal Revenue Code. Stock Awards If you receive restricted stock awards, you generally will not recognize taxable income, and UNUS will not be entitled to a deduction, until the Shares are transferable by you or are no longer subject to a substantial risk of forfeiture for U.S. federal tax purposes, whichever occurs earlier. When the Shares are either transferable or no longer subject to a substantial risk of forfeiture, you will recognize ordinary income in an amount equal to the fair market value of the Shares (less any amount paid for the Shares) at that time, and generally, UNUS will be entitled to a deduction in the same amount. However, you may elect to recognize ordinary income in the year in which the restricted stock award is granted in an amount equal to the fair market value of the Shares subject to the award at that time, determined without regard to any restrictions (less any amount paid for the Shares). In that event, UNUS generally will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by you upon a later disposition of the Shares will be capital gain or loss. If you receive stock awards that are not subject to a substantial risk of forfeiture or are transferable at grant, you will recognize ordinary income on the value of the Shares at the date of grant. UNUS will generally be entitled to a corresponding tax deduction. Stock Options There generally are no U.S. Federal income tax consequences to you or to UNUS upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, you will recognize ordinary income in an DB1/ 92631805.14 8 amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. UNUS generally will be entitled to a corresponding U.S. Federal income tax deduction. Upon the sale of the Shares acquired upon the exercise of a nonqualified stock option, you will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and your tax basis in the Shares (the exercise price plus the amount of income recognized at the time of exercise). The capital gain tax rate will depend on the length of time you held the Shares and other factors. If you surrender Shares to pay the exercise price, you generally will recognize no gain or loss on the surrendered Shares, and your basis and holding period for the surrendered Shares will continue to apply to that number of new Shares equal to the surrendered Shares. To the extent that the number of Shares you receive upon the exercise of the option exceeds the number you surrendered, the fair market value of the excess Shares on the date of exercise, reduced by any cash paid by you upon exercise, will be includible in your income. Your basis in the excess Shares will equal the sum of the cash paid by you upon the exercise of the option plus any amount included in your income as a result of the exercise of the option. Performance Shares and Other Awards You generally will not recognize income when performance shares, phantom shares or other stock-based awards are granted, if no cash or Shares are paid to you at grant. You generally will recognize ordinary income when cash or Shares are paid to you with respect to grants (subject to the rules described above with respect to restricted stock). UNUS will generally be entitled to a corresponding tax deduction when you recognize ordinary income with respect to grants. Section 409A Section 409A of the Internal Revenue Code (“Section 409A”) imposes income tax, interest and an additional 20% tax on deferred compensation that does not meet the requirements of Section 409A. It is anticipated that grants under the Plan will meet the requirements of Section 409A or an exemption from Section 409A. The following rules apply to any grant or program under the Plan that is subject to Section 409A, notwithstanding anything in the grant or program to the contrary: If you are a specified employee, as defined in Section 409A, and are subject to U.S. income taxation, and if you become entitled to receive a distribution under the Plan on account of separation from service, the distribution may not be made earlier than six months following the date of separation from service, if required by Section 409A and the regulations issued thereunder. If distributions are delayed pursuant to Section 409A, the accumulated amounts withheld on account of Section 409A shall be paid within 30 days after the end of the six-month period. If you die during such six-month period, the amounts withheld on account of Section 409A shall be paid to your beneficiary within 90 days after the date of death. If a grant or program is subject to Section 409A and any provision of the grant or program would violate Section 409A, that provision shall be void and of no effect. If a grant or program is

DB1/ 92631805.14 9 subject to Section 409A, (i) no distributions shall be made except upon a specified date or upon a “separation from service” or a “change in control event” as defined in the regulations under Section 409A, or otherwise in accordance with Section 409A, (ii) a distribution upon retirement or termination of employment shall only be made upon the participant’s “separation from service” under Section 409A, (iii) a payment to be made upon a change of control or similar event shall only be made upon a “change in control event” as defined under Section 409A, (iv) no participant may designate the calendar year of a payment except in accordance with an election permitted under Section 409A, and (v) if a payment is subject to execution of a release and could be made in more than one tax year, based on timing of execution of the release, payment shall be made in the later tax year if required by Section 409A. If a grant or program is subject to Section 409A and provides for payment upon a transaction that is not a “change in control event” under Section 409A or provides for a payment on a date that is otherwise not allowed by Section 409A, the payment will be made on the date on which the payment would have been made in the absence of such provision. For any grant or program that is subject to Section 409A, “separation from service” shall mean your separation from service with the Unilever Group, within the meaning of Section 409A. Separation from service for purposes of the Plan shall be determined as follows: (i) A separation from service occurs when the facts and circumstances indicate that you and the Unilever Group reasonably anticipate that no further services will be performed after a certain date or that the level of services performed after such date will permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36- month period, in accordance with Section 409A. (ii) If you cease active service with the Unilever Group by reason of a bona fide leave of absence, including sick leave or disability, and there is a reasonable expectation that you will return to active service with the Unilever Group or as otherwise permitted by Section 409A, your employment relationship will be treated as continuing intact while you are on leave of absence, if the leave of absence does not exceed six months or, if longer, so long as you retain a right to reemployment by statute or by contract. If you do not return to active service with the Unilever Group at an earlier date, you will be considered to have a separation from service for purposes of the Plan upon the first to occur of (x) the end of the leave of absence or (y) six months after the commencement of the leave of absence, or as otherwise permitted under Section 409A. Tax Withholding All grants under the plan are subject to applicable United States, Canada, Puerto Rico, state and local income tax and social security withholding requirements and the withholding requirements of other applicable country taxing authorities. Your employer will have the right to deduct from all grants paid in cash, or from other wages, any taxes required by law to be withheld with respect to such grants. In the case of grants paid in Shares, you or any other person receiving Shares or exercising options may be required to pay to the appropriate representative of the Unilever Group the amount of any taxes that your employer is required to withhold with respect to such grants, or your employer may deduct from other wages the amount of any withholding taxes due with respect to such grants. DB1/ 92631805.14 10 The Committee may determine that your employer’s tax withholding obligation with respect to grants paid in Shares will be satisfied by having Shares withheld, at the time such grants become taxable. The Committee may allow you to elect to have such share withholding applied to particular grants. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. FATCA The U.S. Foreign Account Tax Compliance Act (FATCA) may require annual reporting to the Internal Revenue Service of share units (including performance shares, phantom shares, matching shares and deferred shares) and stock options held with respect to stock of a non-US company. You should consult with your tax advisor about the FATCA requirements and how they may apply to you. You are strongly urged to consult your personal financial and tax advisors on these and any federal/provincial/foreign tax consequences. You should also consider, in consultation with your advisors, the possibility of future legislative or interpretive changes in the tax law, which may require future changes in the Plan design and may affect the taxation of benefits. AVAILABLE INFORMATION Unilever is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”), which can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. These reports and other information may also be obtained without charge from the web site that the Commission maintains at http://www.sec.gov. The Commission allows us to “incorporate by reference” information that we file with the Commission. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This prospectus constitutes a part of a Registration Statement on Form S-8 (together with all amendments thereto, the “Registration Statement”) that Unilever has filed with the Commission under the Securities Act (File No. 333-284615). This prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and incorporates other documents by reference in such Form S-8. For further information with respect to Unilever and the Shares, reference is made to the Registration Statement and to the exhibits thereto. The information incorporated by reference is an important part of this prospectus, and information that we later file with the Commission will automatically update and supersede this information. Documents incorporated by reference include our most recent annual report on Form 20-F and reports that we have filed with the Commission subsequent to the end of our most recent fiscal year or will file with the Commission in the future and any amendments thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is DB1/ 92631805.14 11 qualified in its entirety by that reference. WHERE YOU CAN FIND MORE INFORMATION Unilever will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of any person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus, other than exhibits to the documents (unless the exhibits are specifically incorporated by reference into the documents). You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number: Unilever United States, Inc. 800 Sylvan Avenue Englewood Cliffs, NJ 07632 201-567-8000 The documents incorporated by reference are also available electronically at the Commission’s Internet site at http://www.sec.gov. This prospectus is intended to be a summary of the Plan, and in the event of any conflict between the terms of the Plan and this prospectus, the terms of the Plan govern. We have authorized no one to provide you with different information.